Exhibit 99.1

Faraday Future Announces First Lease of an FF 91 2.0 Futurist Alliance and Official Entry in the New York Market, With the Scheduled Delivery to Occur End of March

●	Delivery to Univest Securities, an investment bank based in New York City, is scheduled for the end of March.

●	Lays the groundwork for the FF 91 2.0 Futurist Alliance (“FF 91 2.0”) as well as the potential for future mass-produced Faraday X (“FX”) models in the East Coast market .

Los Angeles, CA (March 13, 2025) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that Univest Securities, LLC, a boutique investment banking firm located in New York City, has signed a leasing contract for an FF 91 2.0. This paves the way for both FF as well as the potential for future FX models in the East Coast, which includes the world’s leading financial hub. This first New York delivery to Univest is scheduled to occur by the end of this March.

This marks FF’s official entry into the East Coast market and also serves as a strategic foundation for FF’s future market expansion, potentially opening doors to a broader high-end user base in the area.

The New York State market represents a growth opportunity for both FF and, eventually, FX, given its status as one of the world’s largest and most influential economic hubs as well as a growth market for EVs. Expanding into this market could not only enable FF and FX to establish and strengthen their positions within the U.S. EV industry but also increase brand visibility. FF is working closely with stakeholders to refine Company offerings and ensure the best services are provided to customers.

“The East Coast market represents a significant opportunity for both FF and our future FX brand, and we are excited that Univest has both joined the FF family and will also help us establish a presence in New York and on Wall Street,” said Matthias Aydt, Global CEO of Faraday Future. “This is not just another sale for the Company, it is a milestone—placing our first car in New York lays the foundation for not only additional sales of the FF 91 2.0 but also for potential future FX models.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91 2.0 Futurist Alliance, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91 2.0, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding starting vehicle leasing and opening an office in the New York Metro area, expanding its footprint, and developing the FX brand, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to timely complete and release the vehicle intended for Univest Securities; the Company’s ability to secure a lease on terms that it believes are reasonable; the Company’s ability to financially support an office in the New York Metro area; the ability to comply with New York rules and regulations around automobile sales, leasing and servicing rules and regulations; the Company’s reliance on third parties for vehicle sales, leasing and servicing efforts in New York State; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company's ability to secure necessary agreements to license and/or produce FX vehicles none of which have been secured; the Company's ability to homologate FX vehicles for sale; the Company's ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; and the Company’s ability to pay its outstanding obligations. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on May 28, 2024, as amended on May 30, 2024, and June 24, 2024, as updated by the “Risk Factors” section of the Company’s first quarter 2024 Form 10-Q filed with the SEC on July 30, 2024, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com